UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2017

CHINANET ONLINE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-6084-6616

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

ChinaNet Online Holdings, Inc., a Nevada corporation (“ChinaNet”), held its annual meeting of stockholders on June 16, 2017. The voting results are as follows:

1. Election of Directors

All of the following six nominees were elected to ChinaNet’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	For	Against	Abstain	Broker Non-Votes
Handong Cheng	5,732,597	28,549	7,280	1,484,367
George Kai Chu	5,576,597	184,549	7,280	1,484,367
Zhiqing Chen	5,576,357	184,789	7,280	1,484,367
Watanabe Mototake	5,576,108	185,038	7,280	1,484,367
Douglas MacLellan	5,577,788	185,358	7,280	1,484,367
Chang Qui	5,576,397	184,749	7,280	1,484,367

2. Ratification of ChinaNet’s Independent Accountants.

ChinaNet’s stockholders ratified the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent accountants for fiscal 2017, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
7,141,784	13,507	97,502	-

3. Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
5,553,507	213,550	1,369	1,484,367

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2017	CHINANET ONLINE HOLDINGS, INC.

By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer